Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS THAT the undersigned, solely in the undersigned’s capacity as a trustee of the Charles Bronfman Trust (the “Trust”), hereby constitutes and appoints each of Samuel Minzberg and Leonard Nelson, acting alone, as the undersigned’s true and lawful attorney and agent, with full power of substitution and resubstitution, to execute in the name, place and stead of the undersigned any statement or report, including any amendment to any statement or report, required to be filed with respect to the Trust’s beneficial ownership of common stock of the Sport Supply Group Inc. under Section 13 or Section 16 of the United States Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements thereunder, or any statement or report, including any amendment to any statement or report, required to be filed with respect to the Trust’s beneficial ownership of common stock of the Sport Supply Group Inc. under any comparable laws, rules, regulations and requirements of any foreign jurisdiction, and to file any of the same with the Securities and Exchange Commission and any other appropriate U.S. and foreign regulatory authorities, said attorney and agent having full power and authority to do and perform in the name and on behalf of the undersigned every act necessary to be done in the premises as fully and as effectually as the undersigned might or could do in person; and the undersigned hereby ratifies and confirms all that said attorney and agent shall do or cause to be done by virtue hereof.  The undersigned hereby revokes all previous powers of attorney granted to Jay Rubinstein with respect to the foregoing matters.

IN WITNESS WHEREOF, the undersigned has subscribed these presents as of December 8, 2009.

WILMINGTON TRUST COMPANY

/S/ Moira E. Walker
Name: Moira E. Walker
Title: Assistant Vice President